UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2023

WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway		95119
San Jose
California
(Address of Principal Executive Offices)		(Zip Code)
(408) 717-6000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On January 25, 2023, Western Digital Corporation, a Delaware corporation (the “Company”), entered into a loan agreement (the “Loan Agreement”) among the Company, each lender party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent, and the other parties thereto.

The Loan Agreement provides for, among other things, a new 364-day delayed draw term loan facility (“Delayed Draw Term Loan Facility” and the loans thereunder, the “Delayed Draw Term Loans”) in an aggregate principal amount of up to $875.0 million. The Delayed Draw Term Loans are generally available to be drawn in a single draw until June 30, 2023 and will be payable on the earlier of (i) the date which is 364 days following the date such Delayed Draw Term Loans are drawn and (ii) to the extent any 2024 Convertible Notes (as defined in the Loan Agreement) are outstanding on the date that is 91 days prior to the date of the maturity of such 2024 Convertible Notes, the date that is 91 days prior to the date of the maturity of the 2024 Convertible Notes, unless on such date the Company has Liquidity (as defined in the Loan Agreement) in the amount of at least (x) $1.0 billion plus (y) the principal amount of the 2024 Convertible Notes outstanding on such date. The Delayed Draw Term Loans do not require scheduled principal amortization payments prior to maturity.

The Delayed Draw Term Loans will bear interest, at the Company’s option, at a per annum rate equal to either (x) the Adjusted Term SOFR Rate (as defined in the Loan Agreement) plus an applicable margin varying from 1.750% to 2.625% or (y) a base rate plus an applicable margin varying from 0.750% to 1.625%, in each case depending on the corporate family ratings of the Company from at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. The Company will also pay an unused commitment fee on the Delayed Draw Term Loan Facility of 0.200%.

The Loan Agreement requires the Company to maintain a maximum total leverage ratio, includes limits on Priority Debt (as defined in the Loan Agreement) and requires certain subsidiaries of the Company to provide guarantees under the Loan Agreement to the extent the conditions providing for such guarantees are met.

The foregoing description is only a summary of certain provisions of the Loan Agreement and is qualified in its entirety by the terms of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On January 31, 2023, Western Digital Corporation announced financial results for the fiscal second quarter ended December 30, 2022. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above regarding the Loan Agreement is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99. 1    Press Release issued by Western Digital Corporation on January 31, 2023 announcing financial results for the fiscal second quarter ended December 30, 2022.

10.1    Loan Agreement, dated as of January 25, 2023, by and among Western Digital Corporation, each lender party thereto, J.P. Morgan Chase Bank, N.A. as administrative agent and the other parties thereto.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary
Date: January 31, 2023